As filed with the Securities and Exchange Commission on October 15, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

RADIAN GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	23-2691170
(State or other jurisdiction of incorporation of organization)	(I.R.S. Employer Identification No.)

1601 Market Street

Philadelphia, Pennsylvania 19103

(Address of Principal Executive Offices)

RADIAN GROUP INC.

SAVINGS INCENTIVE PLAN

(Full title of the plan)

Edward J. Hoffman

General Counsel and Corporate Secretary

Radian Group Inc.

1601 Market Street

Philadelphia, Pennsylvania 19103

(Name and address of agent for service)

(215) 231-1658

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.001 per share	4,000,000(1)	$2.37(2)	$9,480,000(2)	$372.56(3)

(1)	This Registration Statement covers shares of Common Stock of Radian Group Inc. which may be offered or sold pursuant to the Radian Group Inc. Savings Incentive Plan, as well as an indeterminate amount of interests to be offered or sold pursuant to the plan. Pursuant to Rule 457(h)(2), no separate registration fee is required with respect to the interests in the plan. This Registration Statement also relates to an indeterminate number of shares of Common Stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416.
(2)	Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee, based on the average of the high and low sales prices of shares of Common Stock on October 10, 2008, as reported on the New York Stock Exchange.
(3)	Calculated pursuant to Section 6(b) as follows: proposed maximum aggregate offering price multiplied by .0000393.

EXPLANATORY NOTE UNDER GENERAL INSTRUCTION E

This Registration Statement is being filed to register an additional 4,000,000 shares of our common stock issuable pursuant to the provisions of the Radian Group Inc. Savings Incentive Plan, as amended (the “Plan”). The earlier Registration Statement that we filed with the Securities and Exchange Commission (“SEC”) on March 5, 2004 (File No. 333-113328) relating to the Plan is incorporated by reference into this Registration Statement. This incorporation is made under General Instruction E of Form S-8 regarding the registration of additional securities of the same class as other securities for which there has been filed an effective Registration Statement on Form S-8 relating to the same employee benefit plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The following is a list of exhibits filed as part of this Registration Statement.

Exhibit Number	Exhibit
3.1(A)	Third Amended and Restated Certificate of Incorporation of Radian Group Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated May 11, 2004).

3.1(B)	Certificate of Amendment of Certificate of Incorporation of Radian Group Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated May 22, 2008).

3.2	Amended and Restated By-laws of Radian Group Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K dated August 7, 2008).

4.1	Radian Group Inc. Savings Incentive Plan (Amended and Restated Effective January 1, 1997) (incorporated by reference to Exhibit 10.10 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001).

4.2	Amendment No. 1 to Radian Group Inc. Savings Incentive Plan (incorporated by reference to Exhibit 10.12 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002).

4.3	Amendment No. 2, Amendment No. 3 and Amendment No. 4 to Radian Group Inc. Savings Incentive Plan (incorporated by reference to Exhibits 10.13, 10.14 and 10.15, respectively, to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006).

4.4	Amendment No. 5 to Radian Group Inc. Savings Incentive Plan (incorporated by reference to Exhibit 10.19 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007).

4.5	Amendment No. 6 to Radian Group Inc. Savings Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007).

4.6	Amendment No. 7 to Radian Group Inc. Savings Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008).

*5.1	Opinion of Posternak Blankstein & Lund LLP.

5.2	IRS Determination Letter dated September 11, 2002 (incorporated by reference to Exhibit 5.2 to the Registrant’s Registration Statement on Form S-8 (No. 333-113328) filed May 5, 2004).

*23.1(A)	Consent of PricewaterhouseCoopers LLP.

*23.1(B)	Consent of PricewaterhouseCoopers LLP with respect to Credit-Based Asset Servicing and Securitization LLC.

*23.2	Consent of Deloitte & Touche LLP.

*23.3	Consent of Grant Thornton LLP.

23.4	Consent of Posternak Blankstein & Lund LLP (included within Exhibit 5.1).

24.1	Power of Attorney (included with signature pages).

*	Filed herewith.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on October 15, 2008.

RADIAN GROUP INC.

By:	/s/ Sanford A. Ibrahim
Name:	Sanford A. Ibrahim
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Each person, in so signing, also hereby makes, constitutes and appoints Sanford A. Ibrahim and Teresa A. Bryce, and each of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities in connection with this Registration Statement on Form S-8, including without limiting the generality of the foregoing, to sign the Registration Statement, including any and all stickers and post-effective amendments to the Registration Statement, and to sign any and all additional registration statements that are filed pursuant to General Instruction E to Form S-8 or Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute(s), may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Sanford A. Ibrahim	Chief Executive Officer and Director	October 15, 2008
Sanford A. Ibrahim	(principal executive officer)

/s/ C. Robert Quint	Executive Vice President and Chief Financial Officer	October 15, 2008
C. Robert Quint	(principal financial officer)

/s/ Catherine M. Jackson	Senior Vice President, Controller	October 15, 2008
Catherine M. Jackson	(principal accounting officer)

/s/ Herbert Wender	Non-executive Chairman of the Board of Directors	October 15, 2008
Herbert Wender

/s/ David C. Carney	Director	October 15, 2008
David C. Carney

/s/ Howard B. Culang	Director	October 15, 2008
Howard B. Culang

/s/ Stephen T. Hopkins	Director	October 15, 2008
Stephen T. Hopkins

/s/ James W. Jennings	Director	October 15, 2008
James W. Jennings

/s/ Ronald W. Moore	Director	October 15, 2008
Ronald W. Moore

/s/ Jan Nicholson	Director	October 15, 2008
Jan Nicholson

/s/ Robert W. Richards	Director	October 15, 2008
Robert W. Richards

/s/ Anthony W. Schweiger	Director	October 15, 2008
Anthony W. Schweiger

The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on October 15, 2008.

RADIAN GROUP INC. SAVINGS INCENTIVE PLAN

By:	/s/ Richard I. Altman
Richard I. Altman, Plan Administrator

RADIAN GROUP INC.

INDEX TO EXHIBITS

Exhibit Number	Exhibit
3.1(A)	Third Amended and Restated Certificate of Incorporation of Radian Group Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated May 11, 2004).

3.1(B)	Certificate of Amendment of Certificate of Incorporation of Radian Group Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated May 22, 2008).

3.2	Amended and Restated By-laws of Radian Group Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K dated August 7, 2008).

4.1	Radian Group Inc. Savings Incentive Plan (Amended and Restated Effective January 1, 1997) (incorporated by reference to Exhibit 10.10 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001).

4.2	Amendment No. 1 to Radian Group Inc. Savings Incentive Plan (incorporated by reference to Exhibit 10.12 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002).

4.3	Amendment No. 2, Amendment No. 3 and Amendment No. 4 to Radian Group Inc. Savings Incentive Plan (incorporated by reference to Exhibits 10.13, 10.14 and 10.15, respectively, to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006).

4.4	Amendment No. 5 to Radian Group Inc. Savings Incentive Plan (incorporated by reference to Exhibit 10.19 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007).

4.5	Amendment No. 6 to Radian Group Inc. Savings Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007).

4.6	Amendment No. 7 to Radian Group Inc. Savings Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008).

*5.1	Opinion of Posternak Blankstein & Lund LLP.

5.2	IRS Determination Letter dated September 11, 2002 (incorporated by reference to Exhibit 5.2 to the Registrant’s Registration Statement on Form S-8 (No. 333-113328) filed May 5, 2004).

*23.1(A)	Consent of PricewaterhouseCoopers LLP.

*23.1(B)	Consent of PricewaterhouseCoopers LLP with respect to Credit-Based Asset Servicing and Securitization LLC.

*23.2	Consent of Deloitte & Touche LLP.

*23.3	Consent of Grant Thornton LLP.

23.4	Consent of Posternak Blankstein & Lund LLP (included within Exhibit 5.1).

24.1	Power of Attorney (included with signature pages).

*	Filed herewith.

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